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                                                                   Exhibit 10.47

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT dated as of June 9, 2003, between BRIGHTPOINT, INC., a Delaware corporation (the "Employer" or the "Company"), and Lisa M. Kelley (the "Employee" or "Executive").

         WHEREAS, the Employer desires to employ the Employee as its Senior Vice President, Corporate Controller and Chief Accounting Officer and to be assured of her services as such on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is willing to accept such employment on such terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Employer and the Employee hereby agree as follows:

                  I. Term. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer for a one-year period commencing effective as of July 1, 2003 (the "Effective Date") (such period being herein referred to as the "Initial Term", and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term and on the last day of any Employment Year thereafter, this Agreement shall be automatically renewed for successive one-year periods (each such period being referred to as a "Renewal Term"), unless, more than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, either the Executive or the Company gives written notice that employment will not be renewed ("Notice of Non-Renewal"), whereupon in the event of any Notice of Non-Renewal by either party, the term of the Executive's employment and this Agreement shall expire upon the expiration of the Initial Term or the then current Renewal Term, as the case may be, unless sooner terminated pursuant to Section 6 hereof.

                  II.      Employee Duties.

                           A.       During the term of this Agreement, the
Employee shall have the duties and responsibilities as set forth on Exhibit A attached hereto, reporting directly to the Chief Financial Officer of Employer. The parties understand that Employee's job title may be modified by the Company, consistent with its business needs. Additionally, they understand that Employee may be assigned duties and responsibilities in addition to those set forth in Exhibit A, or may modify such duties and responsibilities, consistent with Employee's position and Company's business needs.

                           B.       The Employee shall devote substantially all
of her business time, attention, knowledge and skills faithfully, diligently and to the best of her ability, in furtherance of the business and activities of the Company. The principal place of performance by the Employee of her duties hereunder shall be the Company's principal executive offices, although

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the Employee may be required to travel outside of the area where the Company's principal executive offices are located in connection with the business of the Company.

                  III.     Compensation.

                           A.       During the term of this Agreement, the
Employer shall pay the Employee a salary (the "Salary") at a rate of $200,000 per annum in respect of each Employment Year, payable in equal monthly installments (and pro-rated for the first calendar year of employment), or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Company.

                           B.       In addition to the foregoing, the Employee
shall be entitled to such other discretionary cash bonuses and such other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded to her by the Company during or in respect of her employment hereunder. The parties acknowledge that any discretionary cash bonus to be paid to the Employee shall not exceed fifty percent (50%) of her Salary.

                  IV.      Benefits.

                           A.       During the term of Employee's employment
with the Company, she shall have the right to participate in such benefit plans as the Company may from time to time institute for its regular employees, and her participation shall be in accordance with the eligibility requirements of such plans. The parties acknowledge and agree that such plans may be amended periodically by the Company at its discretion. Nothing paid to the Employee under any benefit plan presently in effect or made available in the future shall be deemed to be in lieu of the Salary payable to her pursuant to this Agreement.

                           B.       During the term of this Agreement, the
Employee will be entitled to the number of paid holidays, personal days off, paid vacation days and sick leave days in each calendar year as are determined by the Company from time to time, consistent with its human resources policies and practices. Such paid vacation may be taken in the Employee's discretion with the prior approval of the Employer, and she shall schedule such vacation so that it does not interfere with the fulfillment of her duties and responsibilities and such scheduling shall not be inconsistent with the reasonable business needs of the Company.

                  V. Travel Expenses. All travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by the Employee during the term of this Agreement shall be paid by the Employer provided that such expenses are incurred in accordance with the Company's policies. If any such expenses are paid in the first instance by the Employee, the Employer shall reimburse her therefor on presentation of appropriate receipts for any such expenses, consistent with the Company's policies and practices.

                  VI. Termination. Employee's employment and this Agreement may be terminated by the parties in the event of the following circumstances:

                           6.1.     Death. This Agreement and the Employee's
employment hereunder this Agreement shall terminate upon her death.

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                           6.2.     Disability. If, as a result of the
Employee's physical or mental disability (which can not be reasonably accommodated), she can not perform all of the essential functions of her position, the Employer may terminate this Agreement and the Employee's employment hereunder.

                           6.3.     Termination by Employer. The Employer may
terminate the Employee's employment under this Agreement for Cause or without Cause. For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment under this Agreement in the event of any of the following, and as provided in Section 6.4: (a) the Employee's failure to satisfactorily, perform her duties and responsibilities under this Agreement as reasonably determined by the Company, or her failure to meet the Company's reasonable expectations in the performance of her duties and responsibilities as determined by the Company; (b) the commission of any act by the Employee which the Company reasonably determines constitutes dishonest behavior or misconduct (including, but not limited to, any action that may or does result in embarrassment or harm to the Company; negligence; or malfeasance; or the Employee's failure to follow the rules, policies, or procedures of the Company;
(c) the Employee's conviction for a crime, or the filing of criminal charges against her, for a crime involving embezzlement, fraud, or other dishonest conduct; or (d) the Employee's failure to follow the policies and procedures of the Company.

                           6.4.     Termination by Employee. The Employee may
terminate this Agreement and her employment hereunder upon at least thirty (30) days prior written notice to the Employer. In the event of such notice, the Employer may, at its option, advance the date of the Employee's termination to a date earlier than that specified by the Employee if the Employer determines that such is consistent with its business and transition needs.

                  VII.     Notice and Date of Termination.

                  Any termination of the Employee's employment by the Employer or by the Employee (other than termination by reason of the Employee's death) shall be communicated by written Notice of Termination to the other party of this Agreement. The "Date of Termination" shall mean: (a) if the Employee's employment is terminated by her death, the date of her death; (b) if the Employee's employment is terminated pursuant to Section 6.2 or for Cause pursuant 6.3 above, the date on which the Notice of Termination is given or such other date specified in the Notice by the Employer; and (c) if the Employee's employment is terminated by the Employer for any other reason, the date specified by the Employer in its Notice of Termination; and (d) if this Agreement is terminated by the Employee, the date specified by her in the Notice (which shall be subject to advancement at the option of the Company, as described in Section 6.4).

                  VIII.    Compensation Upon Termination.

                  A. If the Employee's employment shall be terminated by reason of her death, the Employer shall pay to such person as she shall designate in writing filed with the Employer, or if no such person shall be designated, to her duly-qualified estate (and as otherwise provided by law) as a lump sum benefit, her full Salary to the date of her death in addition to any payments

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the Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy or similar plan or policy then maintained by the Employer, and such payments shall, assuming the Employer is in compliance with the provisions of this Agreement, fully discharge the Employer's obligations to Employee and her estate with respect to Section 3 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

                  B. If the Employee's employment shall be terminated for Cause or if the Agreement is terminated by the Employee, the Employer shall pay the Employee her full Salary through the Date of Termination (which shall be subject to advancement at the option of the Company, as described in Section 6.4), at the rate in effect at the time Notice of Termination is given, and the Employer shall, assuming the Employer is in compliance with the provisions of this Agreement, have no further obligations to her with respect to Section 3 of this Agreement, but all other obligations of the Employer under this Agreement, including the obligations to indemnify, defend and hold harmless the Employee, shall remain in effect.

                  C. If the Employer terminates the Employee's employment and this Agreement, other than as provided in Sections 6.1, 6.2, or for Cause pursuant to 6.3, then the Employer shall pay the Employee her full Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given to her. In addition, in the event of said termination, the Employer shall provide the Employee an opportunity to execute a Separation Agreement and Release of Claims ("Separation Agreement"), to be prepared by the Employer, and which agreement shall include a separation payment to the Employee. Said separation payment shall be (i) twelve (12) months Salary computed at her rate in effect at the time the Notice of Termination is given to her; (ii) all un-reimbursed business expenses incurred by Employee and reimbursable in accordance with the Company's rules, policies and procedures; and (iii) any earned and unpaid bonus. This separation payment shall be in lieu of any further obligations to the Employee, including, but not limited to, any arising under this Agreement (with the exception of the Employer's obligation to indemnify, defend, and hold harmless the Employee, which shall remain in effect). The portion of the separation payment payable under (ii) and (iii) of this clause C. shall be paid to the Employee as soon as practical after the effective date of the Separation Agreement and the portion of the separation payment payable under (i) of this clause C. shall be paid in equal monthly installments on the Employer's regular payroll dates, with the first installment to be paid to her as soon as practical after the effective date of the Separation Agreement.

                  D. Upon the occurrence of a Change of Control (as defined below) and in the event the Employer shall terminate the Employee's employment other than pursuant to Sections 6.1, 6.2, or for Cause pursuant to
6.3 of this Agreement; then notwithstanding the vesting and exercisability schedule in any stock option agreement between Employer and Employee, all unvested stock options granted by the Employer to the Employee pursuant to such agreement shall immediately vest and become exercisable and shall remain exercisable for not less than 180 calendar days thereafter. For purposes of this Agreement, a "Change of Control" shall be deemed to occur, unless previously consented to in writing by the Employee, upon: (a) individuals who, as of the date hereof, constitute the Board of Directors of the Employer (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board of

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Directors of the Employer (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with a Combination, as defined below, or as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (b) the acquisition of beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the voting securities of the Employer by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) not affiliated with the Employee or the Employer; provided, however, that no Change of Control shall be deemed to have occurred for purposes of this Agreement if such person, entity or group acquires beneficial ownership of 15% or more of the voting securities of the Employer: (i) as a result of a combination of the Employer or a wholly-owned subsidiary of the Employer with such person, entity or group or another entity owned or controlled by such person, entity or group (whether effected by a merger, consolidation, sale of assets or exchange of stock or otherwise) (a "Combination"); and (ii) (x) executive officers of the Employer (as designated by the Board for purposes of Section 16 of the Exchange Act) immediately prior to the Combination constitute not less than 50% of the executive officers of the Employer for a period of not less than six (6) months after the Combination (for purposes of calculating the executive officers of the Employer after the Combination, those executive officers who are terminated by the Employer for Cause or who terminate their employment without Good Reason shall be excluded from the calculation entirely), and (y) the members of the Incumbent Board immediately prior to the Combination constitute not less than 50% of the membership of the Board after the Combination and (z) after the Combination, more than 35% of the voting securities of the Employer is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Employer immediately prior to the Combination, it being understood that while the existence of a Change in Control pursuant to this Section of the Agreement may not be ascertainable for six (6) months after the Combination, if it is ultimately determined that such Combination constituted a Change in Control, the date of the Change of Control shall be the effective date of the Combination; (c) the commencement of a proxy contest against the management for the election of a majority of the Board of the Employer if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of the voting securities of the Employer; (d) the consummation of a reorganization, merger or consolidation, or the sale, transfer or conveyance of all or substantially all of the assets of the Employer to any person or entity not affiliated with the Employee or the Employer unless, following such reorganization, merger, consolidation, sale, transfer or conveyance, the conditions set forth in clause (b)(ii) above are present; or (e) the complete liquidation or dissolution of the Employer.

                  IX.      Confidentiality; Noncompetition.

                           A.       The Employer and the Employee acknowledge
that the services to be performed by the Employee under this Agreement are unique and extraordinary and, as a result of such employment, the Employee will be in possession of confidential information relating to

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the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 9.A, including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Employee agrees that she will not, during or for a period of five
(5) years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Employee during her employment by Employer, without the prior written consent of Employer; provided, however, that the Employee understands that Employee will be prohibited from misappropriating any trade secret (as defined for purposes of Indiana law) at any time during or after the termination of employment.

                           B.       The Employee hereby agrees that she shall
not, during the period of her employment and for a period of one (1) year following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Employee's employment or on the date of termination of the Employee's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's principal business activities. Notwithstanding the foregoing, Employee shall be permitted to own (as a passive investment) not more than 5% of any class of securities which is publicly traded; provided, however that said 5% limitation shall apply to the aggregate holdings of Employee and those of all other persons and entities with whom Employee has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.

                           C.       The Employee hereby agrees that she shall
not, during the period of her employment and for a period of one (1) year following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, the solicitation of any of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of this Agreement, or thereafter, shall the Employee directly or indirectly, disparage the commercial, business or financial reputation of the Company.

                           D.       For purposes of clarification, but not of
limitation, the Employee hereby acknowledges and agrees that the provisions of Sections 9.B and 9.C above shall serve as a prohibition against her, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Employee, (but only those suppliers existing during the time of the Employee's employment by the Company, or at the termination of her employment), to discontinue or alter his, her or its relationship with the Company.

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                           E.       Upon the termination of the Employee's
employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Employee including all copies thereof, shall be promptly returned to the Company.

                           F.       1. The Employee agrees that all processes,
technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by her during her employment by Employer shall belong to the Company, provided that such Inventions grew out of the Employee's work with the Company, are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Employee shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of her inventorship;

                                    2. If any Invention is described in a patent
application or is disclosed to third parties, directly or indirectly, by the Employee within two (2) years after the termination of her employment by the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company; and

                                    3. The Employee agrees that she will not
assert any rights to any Invention as having been made or acquired by her prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

                           G.       The Company shall be the sole owner of all
products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with and during the term of the Employee's employment hereunder, free and clear of any claims by the Employee (or anyone claiming under the Employee) of any kind or character whatsoever (other than the Employee's right to receive payments hereunder). The Employee shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

                           H.       The parties hereto hereby acknowledge and
agree that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of her obligations under this Section 9, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. Furthermore, the parties agree that the period during which the Employee's activities are restricted, as set forth under this Section 10, shall be extended by any period during which Employee is in breach of this Agreement.

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                           I.       The parties hereto hereby acknowledge that,
in addition to any other remedies the Company may have under Section 9.H hereof, the Company shall have the right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of Section 9, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

                           J.       Each of the rights and remedies enumerated
in Section 9.H and 9.I shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                           K.       If any provision contained in this Section 9
is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                           L.       If any provision contained in this Section 9
is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                           M.       It is the intent of the parties hereto that
the covenants contained in this Section 9 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Employee hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 9 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                  X. Indemnification. The Employer shall indemnify and hold harmless the Employee against any and all expenses reasonably incurred by her in connection with or arising out of: (a) the defense of any action, suit or proceeding in which she is a party (other than any action, suit or proceeding involving alleged misconduct or malfeasance by her); or (b) any claim asserted or threatened against her, in either case by reason of or relating to her being or having been an employee, officer or director of the Company, whether or not she continues to be such an employee, officer or director at the time of incurring such expenses, except insofar as such indemnification is prohibited by law (other than any action, suit or proceeding involving alleged misconduct or malfeasance by her). Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements, provided that such expenses are agreed to in advance by the Employer. The foregoing indemnification

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obligation is independent of any similar obligation provided in the Employer's
Certificate of Incorporation or Bylaws, and shall apply with respect to any matters attributable to periods prior to the Effective Date, and to matters attributable to her employment hereunder, without regard to when asserted.

                  XI. General. This Agreement is further governed by the following provisions:

                           A.       Notices. All notices relating to this
Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

                  To the Employer:

                  Brightpoint, Inc.
                  501 Airtech Parkway
                  Plainfield, Indiana 46168
                  Attn:  General Counsel

                  To the Employee:

                  Lisa M. Kelley
                  1036 Crestview Drive
                  Wrightstown, WI  54180

                  With, in either case, a copy in the same manner to:

                  Ice Miller
                  One American Square, Box 82001
                  Indianapolis, Indiana  46282-0002
                  Attn:  Michael A. Blickman, Esq.

                           B.       Parties in Interest. Employee may not
delegate her duties or assign her rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                           C.       Entire Agreement. This Agreement supersedes
any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged.

                           D.       Governing Law. This Agreement shall be
governed by and construed in accordance with the laws of the State of Indiana. Employee agrees to and hereby

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does submit to jurisdiction before any state or federal court of record in
Marion County, Indiana, or in the state and county in which such violation may occur, at Employer's election.

                           E.       Warranty. Employee hereby warrants and
represents as follows:

                                    1. That the execution of this Agreement and
the discharge of Employee's obligations hereunder will not breach or conflict with any other contract, agreement, or understanding between Employee and any other party or parties.

                                    2. Employee has ideas, information and
know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

                           F.       Severability. In the event that any term or
condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                           G.       Execution in Counterparts. This Agreement
may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                 BRIGHTPOINT, INC.

                                 By: /s/ Robert J. Laikin
                                     -------------------------------------------
                                     Name:  Robert J. Laikin
                                     Title: Chairman of the Board and
                                            Chief Executive Officer

                                 /s/ Lisa M. Kelley
                                 ----------------------------------------------
                                 Lisa M. Kelley

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                                    EXHIBIT A

DUTIES AND RESPONSIBILITIES include the following:

The duties and responsibilities of the Senior Vice President and Corporate Controller include, but are not limited to, the following:

INDY 1174566v2

     1. Direct and manage all aspects of the Company's financial reporting function including all consolidated internal and external financial statement preparation and related financial information disclosure.

     2. Ensure compliance with generally accepted accounting principles, and all SEC reporting rules and regulations and requirements established by The Sarbanes - Oxley Act of 2002.

     3. Assure the integrity of financial transactions by making certain that appropriate policies, procedures and processes are in place to meet corporate requirements for monitoring and reporting the results of business operations.

     4. Play a strong role in interaction with subsidiary CFO's and Controllers, Regional Presidents, the CFO, the CEO, the Audit Committee and the company's external auditors.

     5. Maintain an efficient and effective corporate accounting department and train, schedule, assign, supervise and evaluate the work performance of assigned staff.

     6.   Prepare financial material for Board of Directors meetings.

     7. Prepare all consolidated quarterly and annual financial statements and reports that are filed with the SEC as well as prepare the company's annual report. Assure timely and accurate reporting for earnings releases and other external financial disclosures.

     8. Develop and maintain a corporate reporting process that ties together important financial criteria, strategic objectives, and operating and financial plans. Develop reporting methodologies to monitor and control company performance. Establish regular closing process and priorities to produce timely and consistent regular reporting to management.

     9. Report and present financial results to the Audit Committee of the Board of Directors.

     10. Participate on the Disclosure Committee in response to the Sarbanes Oxley Act. The Disclosure Committee assists the Company's CEO and CFO in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures required to the SEC and stockholders.

     11. Maintain strong internal controls and disclosure procedures for financial reporting as required by the Securities & Exchange Commission pursuant to Section 404 of the Sarbanes Oxley Act of 2002. Develop action plans to correct reported deficiencies.

     12. Interpret, apply and assure compliance with generally accepted accounting principles (GAAP) on a global basis.

     13. Assure the integrity of all financial transactions and the accurate reporting of the financial position of the company by making certain that appropriate systems are in place to monitor business operations.

                                      -11-

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     14.  Develop and maintain sound accounting financial policies, procedures and processes that improve financial controls. Develop and maintain internal controls for key accounting and reporting processes.

     15. Establish accounting systems that generate required data on a timely basis.

     16. Collect, analyze and deliver timely, meaningful and actionable information to management at all levels and work with management to train users how to understand and utilize this information. Identify key value drivers and create reporting formats to deliver information that supports management cost reduction and operational improvement.

     17. Monitor financial performance (cash, profitability, revenue etc.) and business metrics. Monitor key areas within the Company at appropriate intervals to assess operating efficiency. Analyze sales mix and segment profitability using activity based costing

     18. Review all new material customer and vendor contracts before they are signed with a view towards assuring that the company's revenue recognition and revenue sharing reporting is clear and gives the results intended.

     19. Hire, train, supervise, promote and discipline all assigned personnel to assure efficient functioning of the department.

     20. Assist the Audit Committee in fulfilling the responsibilities of their charter. 21. Monitor key risks and opportunities facing the Company and make recommendations as they affect the financial results of the company and its business.

     22. Evaluate and make recommendations to change or modify information systems to ensure compliance with Company policies, plans, procedures, laws regulations and reporting requirements.

     23. Coordinate the annual external audit process. Maintain external and internal audit relationships and assist auditors when required.

     24. Support strategic planning and acquisition initiatives. Participate in SEC filings related to acquisition activities.

     25. Perform balance sheet reviews for business segments and geographic locations. 26. Monitor the budget against actual for corporate headquarters.

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